UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         October 18, 2005

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

Not applicable. (Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On October 18, 2005, Orthovita, Inc. (the “Company”) entered into Amendment No. 1 to Exclusive Sales Distribution Agreement (the “Amendment”) with Angiotech BioMaterials Corp , formerly known as Cohesion Technologies, Inc. (“Cohesion”). Cohesion is a subsidiary of Angiotech Pharmaceuticals, Inc. (“Angiotech”), which, according to the Schedule 13D filed by Angiotech on June 10, 2005, beneficially owns approximately 11.9% of the Company’s common stock. The Amendment, which is effective as of September 30, 2005, contemplates the transitioning of the manufacture of the Costasis products and accessories from Cohesion to the Company, and the terms under which the Company will purchase existing products, accessories and work-in-process. In addition, the Amendment amends the royalty rates payable by the Company on sales of the Costasis products manufactured by Cohesion as well as the method for calculating sales. Costasis is a hemastatic agent used in general surgery that has been rebranded and sold under the Vitagel name by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Joseph M. Paiva
Joseph M. Paiva Chief Financial Officer

Dated:   October 24, 2005